Exhibit 10.1

SECOND ADDENDUM AND EXTENSION TO

EXCLUSIVE LICENSE AND DISTRIBUTION AGREEMENT

This ADDENDUM AND EXTENSION TO EXCLUSIVE LICENSE AND DISTRIBUTION AGREEMENT (this “Agreement”) is made effective 1 May 2009 (the “Effective Date”) by and among and NEXTFITNESS, INC., a Nevada corporation whose address is 235 West Sego Lily Drive, 2nd Floor, Sandy UT 84070 (“Licensor”) and WREN, INC., a Nevada corporation whose address is 235 W Sego Lily Dr., Sandy UT 84070 (“Licensee”).

A.

Licensor and Licensee entered into an Exclusive License and Distribution Agreement dated effective as of March 4, 2009, (the “License and Distribution Agreement”), wherein monthly payments were deemed to have started on the Effective Date of said Distribution and License Agreement.

B.

Licensor and Licensee entered into an Addendum and Extension to Exclusive License and Distribution Agreement dated effective as of March 31, 2009, (the “Addendum”), wherein Section 1(g)(v) of said License and Distribution Agreement to Licensor was amended to provide for a thirty (30) day extension for each payment date on the payment schedule.

C.

Whereas, the Parties desire to amend the License and Distribution Agreement to set forth the additional $300,000 license fee whereby Licensor shall no longer offer the NextFitness service to new customers and extend the payments dates due and payable under Section 1(g)(v) of the License and Distribution Agreement for an additional 30 days each.

D.

Licensor and Licensee are willing to modify the License and Distribution Agreement as specified in this Agreement.

NOW THEREFORE, the Parties agree to amend the License and Distribution Agreement as follows:

1.

Additional License Fee. For an additional license fee of $300,000, Licensor agrees not to offer the NextFitness Service to any new customers as of the date of this Agreement.

2.

Extension. Section 1(g)(v) of the License and Distribution Agreement is hereby amended to read as follows:

“ (vi) monthly payments of $1,100,000 in May 2009; $300,000 in June 2009; $200,000 in July 2009; and $200,000 in September 2009 for personnel contribution, services, facilities, intellectual property and database access, and other contributed material and introduction requested by License and that will be provided by Licensor in order to assist Licensee in exploiting the Application IP, the Keychain Trainer Distribution Rights, and the Trade IP according to the terms of this Agreement, which monthly payments shall be deemed to have started as of the Effective Date of this Agreement.”

3.

All other provisions of the License and Distribution Agreement shall remain in full force and effect.

[Signature Page to Follow]

DATED effective the day, month and year first above written.

LICENSOR: NEXTFITNESS, INC., a Nevada corporation /s/ Jeff Hays
Jeff Hays, President

LICENSEE WREN, INC., a Nevada corporation /s/ Jeff Jenson
Jeff Jenson, President

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